                                                     April 28, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179

     Re:   GreenPoint Mortgage Funding Trust 2006-AR3, Mortgage Pass Through Certificates, Series 2006-AR3

Ladies and Gentlemen:

         At your request,  we have examined the Registration  Statement on Form S-3, filed by Structured Asset Mortgage  Investments II
Inc., a Delaware  corporation  (the  "Registrant"),  with the Securities and Exchange  Commission on March 10, 2006 (the  "Registration
Statement"),  in connection  with the  registration  under the  Securities  Act of 1933, as amended (the "Act") of GreenPoint  Mortgage
Funding Trust 2006-AR3,  Mortgage Pass-Through  Certificates,  Series 2006-AR3 (the  "Certificates").  The Certificates are issuable in series (each, a "Series").  The Certificates of each Series will be issued pursuant to  documentation  more  particularly  described in the  prospectus  dated  March 28,  2006 and the  prospectus  supplement  dated April 27,  2006,  relating to such Series (the  "Issuing
Documentation").  The Certificates of each Series are to be sold as set forth in the  Registration  Statement,  any amendment  thereto, and the prospectus and prospectus supplement relating to such Series.

         We have  examined  such  instruments,  documents  and records as we deemed  relevant  and  necessary as a basis of our opinion hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents  and the genuineness  of all  signatures;  (b) the  conformity  to the  originals of all  documents  submitted  to us as copies;  (c) the truth, accuracy and completeness of the  information,  representations  and warranties  contained in the records,  documents,  instruments and certificates we have reviewed;  and (d) the necessary  entity  authorization,  execution,  authentication,  payment and delivery of and under all documents, and the necessary entity power and authority with respect thereto.

         Based on such  examination  and the other  assumptions set forth herein,  we are of the opinion that the  Certificates of each
Series will be legally issued,  fully paid and non-assessable,  and the holders of the Certificates will be entitled to the benefits of the related Issuing Documentation,  except as enforcement thereof may be limited by applicable bankruptcy, insolvency,  reorganization, arrangement,  fraudulent conveyance,  moratorium,  or other laws relating to or affecting the rights of creditors generally and general principles of equity,  including without  limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing,  and the possible  unavailability of specific  performance or injunctive  relief,  regardless of whether such  enforceability is considered in a proceeding  in equity or at law. We express no opinion  with respect to any series of  Certificates  for which we do not act as counsel to you.

Structured Asset Mortgage Investments II Inc.
April 28, 2006

         We hereby  consent to the  filing of this  opinion as an  exhibit  to the  Registration  Statement  and to the use of our name wherever  appearing in the Registration  Statement and the prospectus  contained  therein.  In giving such consent,  we do not consider that we are  "experts,"  within  the  meaning  of the term as used in the Act or the rules and  regulations  of the  Commission  issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/ ORRICK HERRINGTON & SUTCLIFFE LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP